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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The Loewen Group Inc.

We consent to incorporation by reference in the registration statements on Forms S-8 (Nos. 33-95496, 33-79604, 33-79602, 33-79606, 33-72808 and 33-42892) of The
Loewen Group Inc. and the registration statement on Form S-4 (Reg. Nos. 333-03135 and 333-03135-01) of Loewen Group International, Inc., and The Loewen Group Inc. of our report dated February 26, 1996, except as to Note 12(b), which is as of March 19, 1996 and Note 20, which is as of March 26, 1996, relating to the consolidated balance sheets of The Loewen Group Inc. as at December 31, 1995 and 1994 and the related consolidated statements of operations, retained earnings, and changes in financial position for each of the years in the three year period ended December 31, 1995, and related schedule, which report appears in the December 31, 1995 annual report on Form 10-K of The Loewen Group Inc. (as amended by Form 10-K/A, filed June 19, 1996).


/s/ KPMG Peat Marwick Thorne
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KPMG PEAT MARWICK THORNE

Chartered Accountants
Vancouver, Canada
June 19, 1996